FOR IMMEDIATE RELEASE

             MARVEL ENTERPRISES ANNOUNCES PURSUIT OF A SENIOR NOTES
                                    OFFERING


New York, New York -- February 4, 1999. Marvel Enterprises, Inc. (NYSE: MVL) announced today that it is pursuing an offering of $250 million principal amount of senior notes due 2009. The notes will be offered to qualified institutional buyers under Rule 144A of the Securities Act of 1933 and outside the United States in compliance with Regulation S of the Securities Act of 1933. A portion of the proceeds from the offering will be used to repay the $200 million short-term bridge loan indebtedness incurred by the Company in October 1998 to finance its acquisition of Marvel Entertainment Group, Inc. The Company expects the offering to be completed by mid-February 1999.

The senior notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

                                      # # #

For further information contact:
Ryan Barr or Chris Plunkett
Brainerd Communicators, Inc.
212-986-6667


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